UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-648-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On December 14, 2006, Heritage Bankshares, Inc. (“Heritage”) reported to certain shareholders and other individuals the following information regarding its financial condition as of November 30, 2006:

•	estimated total assets of approximately $217 million;

•	gross loans held for investment of approximately $141.3 million;

•	home equity lines of credit of approximately $20 million;

•	total deposits of approximately $188.9 million, which includes general deposits of approximately $127.7 million (67.6% of total deposits) and certificates of deposit of approximately $61.2 million (32.4% of total deposits);

•	non-interest bearing deposits of approximately $42.8 million (22.6% of total deposits);

•	certificates of deposit of $100,000 or more of approximately $11.5 million (6.1% of total deposits).

The information furnished pursuant to this Item 7.01 of this Form 8-K shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: December 14, 2006

/s/ Michael S. Ives
Michael S. Ives
Chief Executive Officer